Exhibit 99.1

Zurvita Hits Record Monthly Revenues of Over $1,000,000 With 6 Consecutive Months of Growth

Indicates Revenue Run Rate of $12,000,000 Annually

HOUSTON, Texas – July 30, 2012 – Zurvita Holdings, Inc. (OTCQB: ZRVT) (“Zurvita” or the “Company”), a dynamic direct-to-consumer network marketing company, announced today it has reached over $1,000,000 in revenues for the month ended June 30, 2012. Since December of 2011, the Company has experienced six consecutive months of revenue growth. Growth was driven by sales of Zurvita’s health and wellness consumable products, including dietary supplements. The primary geographic markets contributing to the Company’s growth were Oklahoma, Texas, and California.

“Our new ‘Zeal for Life Challenge’ marketing concept is getting traction in small town USA, as well in metropolitan markets. The country is becoming more aware than ever of the need to get control of our health through HBO specials like ‘The Weight of the Nation’ and other glaring obesity statistics we are facing in America today. This new awareness, along with an aggressive car allowance incentive program for our Consultants, has been a big contribution to the success we have experienced this year,” stated Zurvita Co-CEO Mark Jarvis.

“We reached a milestone in June by recruiting over 1,100 new Consultants and doing over a million dollars in revenue in one month for the first time in our Company’s history. We are very excited to see six consecutive months of growth trends. We believe that the new programs introduced at our Leadership Conference this month will enhance the ability for our Consultants to grow their customer base,” stated Zurvita Co-CEO Jay Shafer.

As reported in Zurvita’s most recent Quarterly Report on Form 10-Q, filed with the SEC on June 14, 2012, the Company reported revenues of $2,002,697 for the three months ended April 30, 2012, an increase of $788,056 over revenues of $1,214,641 for the quarter ended April 30, 2011.

To receive additional information about Zurvita and the Zurvita "Champions Weekend" National Conference, please visit www.zurvita.com, or call 713.464.5002.

About Zurvita, Inc.

Zurvita is a dynamic direct-to-consumer marketing company offering high-quality wellness and weight management products. The Company’s highly differentiated product consists of an “all in one” wellness product that eliminates the need for an individual to consume 40-60 pills a day to get their vitamin and nutritional needs. The company introduced a marketing concept called the “Zeal for Life Challenge” in November of 2011 utilizing a complete Weight Management System that includes Zeal Wellness, High quality Protein, Zeal Burn, and Zeal Cleanse. This system comes with a weekly coaching system to encourage eating plans as well as a workout plan. The Company has rapid growth potential due to its experienced sales management team’s aggressive approach with pricing and compensation.

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Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate”, "believe”, "estimate”, "may”, "intend”, "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Source: Zurvita, Inc.

Contact:
Hampton Growth Resources, LLC
Andrew W. Haag, Managing Partner
Phone: 877.368.3566

Email: zrvt@hamptongrowth.com

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